                                 SCHEDULE 14A
                                (Rule 14a-101)
                   INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION
                         Proxy Statement Pursuant to
                       Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )



Filed by the registrant [x]
Filed by a party other than the registrant  [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement                     [ ]  Confidential, for Use
                                                       of the Commission Only
                                             (as permitted by Rule 14a-6(e) (2))
[x]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                             CAPITOL BANCORP LTD.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)
                             CAPITOL BANCORP LTD.
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, If other than Registrant)

Payment of filing fee (Check the appropriate box):

[x]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.



        (1)  Title of each class of securities to which transaction applies:

             -----------------------------------------------------------------

        (2)  Aggregate number of securities to which transaction applies:

             -----------------------------------------------------------------

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

             -----------------------------------------------------------------

        (4)  Proposed maximum aggregate value of transaction:

             -----------------------------------------------------------------

        (5)  Total fee paid:

             -----------------------------------------------------------------

        [ ]  Fee paid previously with preliminary materials.

        [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1)  Amount previously paid:

             -----------------------------------------------------------------


        (2)  Form, schedule or registration statement no.:

             -----------------------------------------------------------------

        (3)  Filing party:


             -----------------------------------------------------------------


        (4)  Date filed:

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
                     [CAPITOL BANCORP LIMITED LETTERHEAD]



                                 March 13, 1998





Dear Stockholder:

         You are cordially invited to attend the Annual Meeting of Stockholders of Capitol Bancorp Ltd. to be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Thursday, April 30, 1998, at 4:00 p.m. Eastern Time.

         The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the Meeting. The Meeting is for the purpose of considering and acting upon the election of directors of the Corporation.

         During the Meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of BDO Seidman, will be present to respond to any appropriate questions that our stockholders may have.

         Please sign, date and return the enclosed proxy card. If you attend the Meeting, you may withdraw your proxy and vote in person, even if you have previously mailed a proxy card.

                                        Sincerely,


                                        JOSEPH D. REID
                                        -------------------------------
                                        JOSEPH D. REID
                                        Chairman of the Board, President
                                        and Chief Executive Officer

                            CAPITOL BANCORP LTD.
                         One Business & Trade Center
                         200 Washington Square North
                          Lansing, Michigan  48933

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     To be Held on Thursday, April 30, 1998


         The 1998 Annual Meeting of the Stockholders (the "Meeting") of Capitol Bancorp Ltd. (the "Corporation") will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan on Thursday, April 30, 1998 at 4:00 p.m. Eastern Time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

                 1. The election of 17 directors of the Corporation to hold office for one year and until their successors are elected and qualified and;

                 2. Such other matters as may properly come before the Meeting or any adjournments thereof.

         The Board of Directors is not aware of any other business to come before the Meeting.

         Action may be taken on any one of the foregoing proposals at the Meeting on the date specified, or on any dates to which, by original or later adjournment, the Meeting may be adjourned. Stockholders of record at the close of business on March 6, 1998, are the Stockholders entitled to vote at the Meeting and any adjournments thereof.

         You are requested to fill in and sign the enclosed form of proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend the Meeting, withdraw your proxy and vote in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        DAVID O'LEARY
                                        -----------------
                                        DAVID O'LEARY
                                        Secretary

Lansing, Michigan
March 13, 1998


IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                              CAPITOL BANCORP LTD.
                          One Business & Trade Center
                          200 Washington Square North
                            Lansing, Michigan 48933


                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 30, 1998

                                PROXY STATEMENT


INTRODUCTION

         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Capitol Bancorp Ltd. (the "Corporation") to be used at the 1998 Annual Meeting of Stockholders of the Corporation (the "Meeting") which will be held at the Lansing Center, 333 East Michigan Avenue, Lansing, Michigan, on Thursday, April 30, 1998 at 4:00 p.m. Eastern Time. The accompanying Notice of Meeting and this Proxy Statement are being mailed to stockholders on or about March 13, 1998.

REVOCATION OF PROXIES

         Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Corporation or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Meeting. A proxy will not be voted if a particular stockholder attends the Meeting and revokes his proxy by notifying the Secretary at the Meeting of his or her intention to do so. Any stockholder who attends the Meeting and revokes his proxy may vote in person. Proxies solicited by the Board of Directors of the Corporation will be voted in accordance with the directions given therein. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         Stockholders of record as of the close of business on March 6, 1998 (the "Record Date"), are entitled to one vote for each share then held. As of February 17, 1998, the Corporation had 5,201,380 shares of Common Stock issued and outstanding.

         The following table sets forth, as of February 17, 1998, certain information as to each person (including any group as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who was known to be the beneficial owner of more than 5% of the Corporation's Common Stock as of that date, and as to the shares of Common Stock beneficially owned by all executive officers and directors of the Corporation as a group.


Name and Address of                                         Shares of                                 Percent of
Beneficial Owner                                            Common Stock                              Common Stock
------------------------------------------------------------------------------------------------------------------------------------

Joseph D. Reid                                              975,220(a)                                    17.23%
  Capitol Bancorp Ltd.
  One Business & Trade Center
  200 Washington Square North
  Lansing, Michigan 48933


All Directors and Executive                               1,681,540(b)                                    29.31%
  Officers as a group   (26 persons)

------------------------------------------------------------------------------------------------------------------------------------



(a) Includes 456,996 options, each to purchase one share of Common Stock. See "Executive Compensation".

(b) Includes 59,950 shares held by 9 persons who are executive officers of the Corporation, but not directors, of which 24,654 are vested shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan. Also includes 105,451 shares held by the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan and 535,489 options each to purchase one share of Common Stock.

ELECTION OF DIRECTORS

         The Bylaws of the Corporation establish that the number of directors shall be not less than five nor more than twenty-five.

         The persons named in the enclosed Proxy intend to vote for the election of the nominees named in this Proxy Statement unless it contains instructions to the contrary, in which case it will be voted pursuant to such instructions. All nominees are willing to be elected and to serve in such capacity for one year and until their successors are elected and qualified. If any of the nominees becomes unavailable for election, which is not anticipated, the persons named in the Proxy will vote for such other nominee, if any, as may be proposed by the Board of Directors. A majority of the Common Stock voting at the Meeting is required for the election of nominees to the Board of Directors.

         Each of the nominees for election to the Board of Directors is currently a member of the Corporation's Board of Directors and has been a member of the Board of Directors of the Corporation since the year shown in the table below (or, as to dates prior to 1988, Capitol National Bank).

         The table below sets forth information regarding the Corporation's Directors based on the data furnished by them. They have held the principal occupations shown for at least the past five years unless otherwise indicated. The shares in this table do not include the ESOP shares voted by Messrs. Reid, O'Leary and Carr as trustees of the ESOP for which such trustees disclaim beneficial ownership thereof except insofar as they are beneficiaries of the ESOP trust. See "Executive Compensation".

Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                    Shares of Common
With Securities Registered                                                    Stock of the
Pursuant to Section 12                                     Year First         Corporation Owned        Percent of Total
of the Securities                                          Became A           Beneficially At          Common Stock At
Exchange Act of 1934                           Age         Director           February 17, 1998(a)     February 17, 1998
-----------------------------------------------------------------------------------------------------------------------------------
Joseph D. Reid                                  55         1982                    975,220 (c)                  17.23%
  Chairman of the Board, President
  and Chief Executive Officer of the
  Corporation; Chairman of the Board
  of certain of the Corporation's
  subsidiaries(b); Chairman and Chief
  Executive Officer, Access BIDCO,
  Incorporated and Onset BIDCO,
  Inc. (subsidiary of Access BIDCO, Inc.)

Robert C. Carr                                  58         1982                     47,409(d)                     .91%
  Treasurer and Executive Vice
  President of the Corporation;
  President and CEO, Capitol
  National Bank

David O'Leary                                   67         1982                     40,199                        .77%
  Secretary of the Corporation;
  Chairman, O'Leary Paint Company
__________________________________






(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.

(b)      Chairman of the Boards of Directors of the following subsidiary banks:
         Ann Arbor Commerce Bank, Brighton Commerce Bank, Capitol National Bank, Kent Commerce Bank, Macomb Community Bank and Muskegon Commerce Bank. Also Chairman, President and CEO of Sun Community Bancorp Limited and Chairman and CEO of its subsidiary banks, Bank of Tucson and Valley First Community Bank.

(c) Includes 456,996 options, each to purchase one share of Common Stock. See "Executive Compensation".

(d) Includes 23,000 options, each to purchase one share of Common Stock. Also includes 9,662 vested shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                    Shares of Common
With Securities Registered                                                    Stock of the
Pursuant to Section 12                                     Year First         Corporation Owned        Percent of Total
of the Securities                                          Became A           Beneficially At          Common Stock At
Exchange Act of 1934                           Age         Director           February 17, 1998(a)     February 17, 1998
-----------------------------------------------------------------------------------------------------------------------------------
Louis G. Allen                                68               1989                 488                       .01%
  Private Banker,
  The Bank of Bloomfield Hills

Paul R. Ballard                               48               1990              71,927(b)                   1.38%
  Executive Vice President of the
  Corporation; President and
  CEO, Portage Commerce Bank

David L. Becker                               62               1990              42,800                       .82%
  President, Becker Insurance
  Agency, P.C.; Managing Partner,
  Portage Commerce Investors, L.L.C.

Douglas E. Crist                              57               1982              46,713                       .90%
  President, Developers of
  SW Florida, Inc.

Richard G. Dorner                             52               1990              13,202(c)                    .25%
  President and CEO, Ann
  Arbor Commerce Bank

Gary A. Falkenberg                            59               1982              33,189                       .64%
  Doctor of Osteopathic Medicine

Joel I. Ferguson                              59               1982              35,338                       .68%
  Director, Lansing 53, Inc.;
  General Partner, F & S
  Development Co. (a real
  estate development firm);
  Director, Maxco, Inc.

Kathleen A. Gaskin                            56               1982              25,651                       .49%
  Associate Broker/State Appraiser,
  Tomie Raines, Inc. Realtors
  (formerly, Associate Broker,
  Moore-Jensen Associates, Inc.)



__________________________________







(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.

(b) Includes 18,000 options, each to purchase one share of Common Stock. Also includes 7,169 vested shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

(c) Includes 1,000 options, each to purchase one share of Common Stock and 5,447 vested shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

Name; Positions with the
Corporation or Principal
Occupations or Positions
During Past Five Years; Other
Directorships in Companies                                                    Shares of Common
With Securities Registered                                                    Stock of the
Pursuant to Section 12                                     Year First         Corporation Owned        Percent of Total
of the Securities                                          Became A           Beneficially At          Common Stock At
Exchange Act of 1934                           Age         Director           February 17, 1998(a)     February 17, 1998
-----------------------------------------------------------------------------------------------------------------------------------
H. Nicholas Genova                              58            1992             12,615                     .24%
  Chairman and CEO, Washtenaw
  News Company, Inc.; President,
  H. N. Genova Development Company

L. Douglas Johns                                54            1982             80,134                    1.54%
  President, Mid-Michigan Investment
  Company (real estate developments);

Michael L. Kasten                               52            1990             46,983                     .90%
  Managing Partner, Kasten Investments,
  LLC; Vice President, Kasten Insulation
  Services, Inc. (formerly M. L. Kasten
  Company); Managing Partner, Portage
  Commerce Investors, LLC.

James R. Kaye                                   40            1992              7,781(b)                  .15%
  President and CEO, Oakland Commerce
  Bank

Leonard Maas                                    76            1995             70,504                    1.36%
  President, Gillisse Construction
  Company (underground utility
  construction); Honorary Trustee,
  Hope College; Partner, CP Limited
  Partnership; Director, Quincy Street,
  Inc. (pork processors)

Lyle W. Miller                                  54            1982             35,944                     .69%
  President, SERVCO, Inc.(provider
  of credit card enhancements and
  services to the financial industry);
  President, Northern Connections, LLC
  (property leasing); President, Lansing
  Ice & Gymnastics Center; President,
  McMiller Holding (land holding
  company; Executive Vice President,
  NCCI (a division of Cendent, direct
  marketing and member servicing)




__________________________________






(a) Includes all shares as to which the nominee has voting power and/or investment power, including shares held by entities owned and controlled, and shares held by children residing in the same household or jointly with spouse. This total does not reflect stock purchased through voluntary participation in the Capitol Bancorp Ltd. Directors' Deferred Compensation Plan.

(b) Includes 1,000 options, each to purchase one share of Common Stock. Also includes 3,114 vested shares held in the Capitol Bancorp Ltd. Employee Stock Ownership Plan.

MEETINGS OF THE BOARD OF DIRECTORS

         The Board of Directors conducts its business through meetings of the Board and through its committees. During 1997, the Board of Directors held four meetings. No directors of the Corporation attended fewer than 75% of the meetings of the Board of Directors and committee meetings on which such Board member served during this period.

         Directors who are not employees of the Corporation or its subsidiaries are entitled to receive an annual directors' fee ($6,000 in 1997). Directors entitled to receive such fee may either receive the amount currently or elect to defer the amount pursuant to a deferred compensation plan. See "Directors' Deferred Compensation Plan". Members of the Corporation's Audit Committee and Compensation Committee receive a fee of $300 for each committee meeting attended.


COMMITTEES OF THE BOARD OF DIRECTORS

         The Corporation's Board of Directors has several committees, including an executive committee, an audit committee and a compensation committee.

EXECUTIVE COMMITTEE

         The Executive Committee, composed of Messrs. Reid, Carr, O'Leary, Ballard, Ferguson and Johns, meets for the purpose of monitoring current operating strategy and implementation of the Corporation's business plan. During 1997, the Executive Committee met eleven times.

AUDIT COMMITTEE

         The members of the Audit Committee are Messrs. Genova and Kasten and its Chairman, Dr. Falkenberg.

         The Audit Committee reviews the results of the independent auditors' audit of the Corporation's consolidated financial statements and evaluates policies, procedures and results relating to the internal audit function and recommends to the Corporation's Board of Directors the selection of independent auditors. During 1997, the Audit Committee met seven times.

COMPENSATION COMMITTEE

         The Compensation Committee consists of three directors, Mr. Kasten, Ms. Gaskin and its Chairman, Mr. Miller, who are not employed by the Corporation and are not eligible to participate in any of the Corporation's benefit plans other than the Capitol Bancorp Ltd. Directors Deferred Compensation Plan.

         The Compensation Committee meets for the purpose of reviewing compensation and benefit levels for the Corporation's management and making related recommendations to the Corporation's Board of Directors. During 1997, four meetings of the Compensation Committee were held.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

OVERVIEW

         The Corporation's executive compensation structure and policies have been established to attract, retain and motivate quality managerial talent necessary to lead the Corporation while attaining its business objectives and maximizing shareholder value. Because of the Corporation's evolution, it has not been necessary, in the opinion of the Compensation Committee, to utilize external compensation consultants for the purpose of determining compensation levels for executive officers and other employees of the Corporation. The Compensation Committee does, however, review reports of various compensation surveys (including surveys which are specifically applicable to compensation in the banking industry). In the opinion of the Committee, the Corporation's compensation levels are appropriate and competitive insofar as is consistent with the objective stated above.

         Compensation of executive officers of the Corporation include the following elements:

         1.    Salary.
         2. Incentive compensation in the form of discretionary bonuses payable in cash and Common Stock based on meeting certain performance criteria applicable to subsidiary and corporate-wide performance.
         3.    Discretionary awards of stock options.
         4. An Executive Supplemental Income Program offered to certain key senior officers of the Corporation and subsidiaries.
         5. Participation in other benefit plans offered to employees, including ESOP, 401(k), health insurance and similar programs.
         6.    Other fringe benefits, such as company-provided vehicles.

BASE SALARIES

      Annual salaries for the Corporation's CEO and next four most highly compensated executive officers for 1997, 1996 and 1995 are shown on page 11.

      In each of the years presented, annual salary amounts for the named executive officers (including the Corporation's CEO) have increased. During those periods, the Corporation's growth in earnings and total assets (which are the principal measures upon which executive compensation is based) have increased at a rate higher than the increase in compensation paid to those named executives. The Corporation's size, past performance and ongoing evolution, in the opinion of the Compensation Committee, do not justify a linear relationship between the Corporation's financial performance and executive compensation.

      Amounts of annual salary and bonuses have been determined for the CEO on a discretionary basis, consistent with the factors discussed in the 'overview'
section above.   In lieu of a 1997 bonus, the Compensation Committee considered increasing the CEO's base salary in future periods.

      The CEO's compensation for 1997 was determined by the Compensation Committee's review of qualitative factors which included, but were not limited to, enhanced shareholder value, expansion of the number of banking subsidiaries, growth in earnings, growth in assets, asset quality and other factors. Although many of those factors have quantitative bases, the Committee's review and consideration of CEO compensation is primarily subjective and, hence, qualitative.

      Amounts of annual salary and bonuses paid to the other named executive officers were determined by the Compensation Committee after reviewing recommendations made to the Committee by the Corporation's CEO. Compensation amounts for the other named executive officers, including salary and bonuses, were determined subjectively, similarly to the qualitative factors described above regarding determination of CEO compensation amounts.


                                                   Compensation Committee
                                                   Lyle W. Miller, Chairman
                                                   Michael L. Kasten
                                                   Kathleen A. Gaskin

EMPLOYEE STOCK OWNERSHIP PLAN

      The Employee Stock Ownership Plan ("ESOP') provides substantially all full-time employees of the Corporation and certain subsidiaries with an equity interest in the company. All employees of the Corporation and certain subsidiaries, subject to meeting certain eligibility criteria, are entitled to participate in the ESOP, excepting only Mr. Reid. Contributions to the ESOP are determined at the discretion of the Corporation's Board of Directors.

      ESOP contributions charged to expense in 1997, 1996 and 1995 approximated $180,000, $131,000 and $130,000, respectively.

      The ESOP trust held 177,216 shares of the Corporation's Common Stock at February 17, 1998. The ESOP shares are voted by eligible participants of the ESOP, including officers and directors of the Corporation, insofar as such shares are allocated to participants' accounts (120,024 at February 17, 1998). ESOP shares which have not been allocated to participants' accounts (57,192 at February 17, 1998) are voted by Messrs. Reid, Carr and O'Leary. ESOP shares voted by officers of the Corporation who are also participants in the ESOP at December 31, 1997 are included in the "Voting Securities and Principal Holdings Thereof" section of the Proxy Statement.


EMPLOYEE RETIREMENT 401(K) PLAN

      The Corporation has a contributory employee retirement savings 401(k) plan which covers substantially all full-time employees of the Corporation and certain subsidiaries over age 21. The Plan provides for contributions in amounts determined annually by the Board of Directors. Eligible employees may also make voluntary contributions to the Plan. The Corporation's contributions to the Plan charged to expense for the years 1997, 1996 and 1995 were $ 111,000, $88,000 and $84,000, respectively.

      At February 17, 1998 6,379 shares of Common Stock were held in the participants' accounts of the Plan. Such shares are voted by the Plan Trustee pursuant to instructions provided by the Plan participants.

                           STOCK PERFORMANCE GRAPH

                      COMPARISON OF FIVE YEAR CUMULATIVE
               TOTAL RETURN AMONG CAPITOL BANCORP LTD., NASDAQ
            MARKET INDEX, AND SNL $500M-$1B BANK ASSET-SIZE INDEX



      Set forth below is a graph which summarizes the cumulative return experienced by the Corporation's shareholders over the last five years compared to the SNL $500 M - $1 B Bank Asset-Size Index(a) and the cumulative total
return on the NASDAQ Market Value Index(b) ("Broad Market Index").   Such
presentation assumes that the value of the investment in the Corporation's Common Stock and each index was $100 on December 31, 1992 and that subsequent cash dividends were reinvested.

                                 [LINE GRAPH]


                                                                                   PERIOD ENDING
                                                      -----------------------------------------------------------------------
 INDEX                                                12/31/92     12/31/93     12/31/94     12/31/95    12/31/96     12/31/97
------------------------------------------------------------------------------------------------------------------------------
 Capitol Bancorp Ltd.                                   100.00       118.90       126.23       144.20      243.98       552.89
 NASDAQ - Total US (b)                                  100.00       114.80       112.21       158.70      195.19       239.53
 SNL $500M-$1B Bank Index(a)                            100.00       125.46       133.93       177.82      222.29       361.35

(a) Represents composite cumulative returns relating to a universe of banks and bank holding companies with total assets of $500 million to $1 billion as compiled by SNL Securities, Inc.

(b) Represents composite cumulative returns relating to the universe of NASDAQ-listed securities which includes financial institutions and non-financial institution entities.

 EXECUTIVE COMPENSATION

      The following table sets forth compensation paid to the CEO and the next four most highly compensated executive officers of the corporation for each of the three years in the period ended December 31, 1997. The Corporation has entered into written employment agreements with Joseph D. Reid and certain officers of the corporation and its subsidiaries. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".


                           SUMMARY COMPENSATION TABLE

                                                                                             Long-Term Compensation
                                                                                           ---------------------------
                                          Annual Compensation                              Awards            Payouts
-----------------------------------------------------------------------------------------------------------------------------------
                                                                    Other
  Name and                                                          Annual        Restricted   Number of                 All Other
  Principal                                                         Compen-       Stock        Options/      LTIP        Compen-
  Position/Year                          Salary       Bonus (a)     sation (b)    Award(s)     SARs          Payouts     sation
-----------------------------------------------------------------------------------------------------------------------------------
  Joseph D. Reid (c)
    Chairman, President
    and CEO:
      1997                                300,100             -0-     13,766(d)      -0-       122,363(e)      -0-          -0-
      1996                                255,798         255,534      3,779         -0-       198,251(e)      -0-          -0-
      1995                                213,165          25,440        250         -0-        41,941(e)      -0-          -0-


  Robert C. Carr
    Treasurer and Executive
    Vice President of the
    Corporation; President and
    CEO, Capitol National Bank:
      1997                                154,327          33,500      2,280         -0-         3,000         -0-          -0-
      1996                                150,000          27,000      2,252         -0-        10,000         -0-          -0-
      1995                                130,000          20,215      2,382         -0-          -0-          -0-          -0-

  Paul R. Ballard
    Executive Vice President of
    the Corporation; President and
    CEO, Portage Commerce Bank:
      1997                                133,846          30,000      4,320         -0-         3,000         -0-          -0-
      1996                                130,000          23,000      3,685         -0-        10,000         -0-          -0-
      1995                                104,000          20,140      3,726         -0-          -0-          -0-          -0-


  David K. Powers
    Senior Vice President
      1997                                106,729          20,000      2,290         -0-        2,000          -0-          -0-
      1996                                103,736          20,000      2,669         -0-         -0-           -0-          -0-
      1995                                 99,746          13,000      2,792         -0-         -0-           -0-          -0-

  John C. Smythe
    Executive Vice President of
    the Corporation; Executive
    Vice President, Capitol National Bank:
      1997                                106,366          22,000      1,976         -0-          2,000        -0-          -0-
      1996                                103,000          18,500      2,037         -0-          -0-          -0-          -0-
      1997                                 99,009          17,950      1,391         -0-          -0-          -0-          -0-




(a)      Represents amounts pursuant to incentive compensation program.
(b) Represents allocated personal portion of value of automobile and life insurance provided by the Corporation.
(c)      See also "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".
(d) Also includes certain expense allowances aggregating $10,800 provided by Sun Community Bancorp Limited and its subsidiaries.
(e) Represents options granted pursuant to employment agreement. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS".

                     Option/SAR Grants in Last Fiscal Year
                               Individual Grants

-----------------------------------------------------------------------------------------------------------------------------------
         (a)                      (b)                       (c)                     (d)                    (e)
                            Number of
                            Securities               % of Total Options/
                            Underlying               SARs Granted to
                            Options/SARs             Employees in            Exercise or Base
        Name                Granted (#)              Fiscal Year             Price ($/sh)             Expiration Date
-----------------------------------------------------------------------------------------------------------------------------------
Joseph D. Reid                   1,663                     1.26%                 $15.375                     2004
    "      "                     3,022                     2.28                   15.875                     2004
    "      "                     3,386                     2.56                   15.625                     2004
    "      "                     2,169                     1.64                   14.875                     2004
    "      "                    28,268                    21.36                   16.875                     2004
    "      "                    59,391                    44.87                   30.125                     2004

Robert C. Carr                   3,000                     2.27                   15.90                      2004
Paul R. Ballard                  3,000                     2.27                   15.90                      2004

John C. Smythe                   2,000                     1.51                   15.90                      2004
David K. Powers                  2,000                     1.51                   15.90                      2004





                           Aggregated Option/SAR Exercised in Last Fiscal Year and Fiscal Year-End Option/SAR Values
-----------------------------------------------------------------------------------------------------------------------------------

      (a)                          (b)                      (c)                   (d)                           (e)
                                                                              Nunber of                   Value of Unexercised
                                                                              Unexercised                 In-the-Money
                                                                              Options/SARs at             Options/SARs at
                                                                              Fiscal Year-End             Fiscal Year-End

                             Shares Acquired                                   Exercisable/               Exercisable/
Name                          on Exercise            Value Realized           Unexercisable(b)           Unexercisable(b)
-----------------------------------------------------------------------------------------------------------------------------------
Joseph D. Reid                                       $ 577,990(a)                 456,996(b)             $ 7,789,167(c)
Robert C. Carr                                                                     23,000(b)                 465,080(c)
Paul R. Ballard                                                                    18,000(b)                 357,630(c)



(a)      Represents value realized upon transfer of stock options to ESOP.
         Such value realized is based on approximate average market price per share during month of transfer ($16.875) less exercise price of stock options multiplied by number of stock options exercised.
(b)      All outstanding options are currently exercisable.
(c) The Corporation's Common Stock is traded on The NASDAQ Stock Market SM under the symbol "CBCL". Value is based on December 31, 1997 closing price of $ 30.75 per share (which was based on market quotations supplied to the corporation and reflects inter-dealer prices without retail mark-up, mark-down or commissions).



DIRECTORS' DEFERRED COMPENSATION PLAN

         Nonemployee directors of the Corporation may either receive directors' fees currently or elect to defer such fees pursuant to a deferred compensation plan (the "Plan"). Under the terms of the Plan, Directors' fees voluntarily deferred are remitted to a trustee (the "Trustee", Paragon Bank & Trust, Holland, Michigan) and such funds are invested in shares of Common Stock of the Corporation in open market transactions. As of February 17, 1998, the Plan held 105,451 shares of the Corporation's Common Stock. The Trustee has sole voting power over the shares held by the Plan; accordingly, the shares held by the Plan are not included in the shares attributed to each director in the table included elsewhere in this Proxy Statement. However, shares held by the Plan are included in the total of all shares held by directors and officers as a group. Each director's participation in the Plan is voluntary and does not affect the amount of his/her director fees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Corporation has entered into an Employment Agreement with Joseph
D. Reid under which, in addition to any other functions to be performed by him as may be prescribed by the Board of Directors of the Corporation, he agreed to serve as Chairman of the Board, President and Chief Executive Officer of the Corporation. The term of the Employment Agreement is three years and is automatically extended for an additional year each January 1 unless either party gives written notice to the contrary. Mr. Reid's Employment Agreement binds the Corporation to issue Mr. Reid certain options at the outset of the Employment Agreement and additional options in the event of any new issue of shares equal to 15% of the sum of the additional shares issued and the shares subject to the options. The exercise price of such options is to be established by the Board of Directors based on the fair market price of Common Stock at the time of issuance of the option but not less than $7.27 per share. Each option expires seven years after its date of issuance. At December 31, 1997, Mr. Reid held options to purchase up to 456,996 shares of Common Stock of the Corporation at exercise prices ranging from $7.27 per share to $30.125 per share.

         Sun Community Bancorp Limited, a 51%-owned subsidiary of the Corporation, entered into an Employment Agreement with Mr. Reid in November 1997 (effective January 1, 1998) under which he has agreed to serve as its Chairman, President and CEO, which provides for an annual salary, discretionary bonuses and stock options. The term of the agreement is three years and is automatically renewed for an additional year each January 1 unless either party gives written notice to the contrary.

         In May 1997, the Corporation entered into an agreement ("Put Agreement") whereby upon Mr. Reid's death, his estate may request the Corporation to purchase from his estate up to $2.5 million of the Corporation's Common Stock then held by the estate. The Corporation's obligation pursuant to the Put Agreement is covered by company-owned life insurance.

         The Corporation and/or its subsidiaries have entered into Employment Agreements with certain executive officers and/or employee directors of the corporation (including Messrs. Ballard, Carr, Powers, Smythe and others). Except for the salaries, the terms of each agreement currently in force are substantially identical. The term of each Employment Agreement is three years and is extended automatically for one year each January 1 unless either party gives written notice to the contrary. In addition to their salaries, each employee is entitled to various fringe benefits and a discretionary bonus. All employees are entitled to disability benefits under prescribed circumstances. Similar Employment Agreements have been entered into by the Corporation's subsidiaries with certain of their executive officers who are not executive officers or directors of the Corporation.

         The Corporation and/or its subsidiaries have entered into Executive Supplemental Income Agreements with certain of those executive officers and/or employee directors of the Corporation and similarly by the Corporation's subsidiaries with certain of their executive officers who are not executive officers or directors of the Corporation. The Agreements provide for the payment to each employee or designated beneficiary an annual benefit which is approximately equal to the annual base salary of each employee for a period of fifteen years in the event of either the employee's retirement or the death of the employee before attaining retirement age. In the event of a change in control of the Corporation (as defined in the Agreements) which is not approved by the Board of Directors, each employee can retire with full benefits at any time after attaining the age of 55 without approval of the Board of Directors as then constituted. The benefit liabilities under the Agreements are covered by a funded insurance program by the Corporation and/or its subsidiaries.

         The Corporation and Capitol National Bank paid rent of approximately $285,000 during 1997 for their principal offices at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan to Business & Trade Center Limited, a Michigan limited partnership ("Partnership"), under lease agreements with expiration dates ranging from 1998 to 2003 and portions of which are renewable for periods of 2 1/2 years. Joseph D. Reid and L. Douglas Johns are partners of the Partnership. These two individuals abstained from voting on any matters pertaining to the leases. Management believes that the leases were made on substantially the same terms as those prevailing for comparable transactions with unrelated third parties.

         The Partnership engages Central Michigan Contractors, Inc. ("CMC") to perform certain building maintenance and leasehold improvements. Generally, payments to CMC have been less than $25,000 annually. In 1997, payments to CMC approximated $150,000, which relate primarily to leasehold improvements. Michael Reid (brother of Joseph D. Reid) is the principal owner of CMC.

         The Corporation's banking subsidiaries have, in the normal course of business, made loans to certain directors and officers of the Corporation and its subsidiaries, and to organizations in which certain directors and officers have an interest. As of December 31, 1997, the outstanding principal balance of such loans approximated $28,962,000 representing 64.3% of stockholders' equity. In the opinion of management, such loans were made in the ordinary course of business and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated parties and did not involve more than the normal risk of collectibility or present other unfavorable features. The Corporation has a written policy that all loans to, and all transactions with, the Corporation's officers, directors, affiliates and/or shareholders holding 10% or more of the Corporation's stock will be made or entered into for bona fide business purposes, on terms no less favorable than could be made to, or obtained from, unaffiliated parties, and shall be approved by a majority of the directors of the Corporation, including a majority of the independent disinterested directors of the Corporation.

         The Corporation and its subsidiaries on a consolidated basis own approximately 20% of the outstanding common stock of Access BIDCO, Incorporated, with an aggregate carrying value of $895,000 at December 31, 1997. During 1997, the Corporation and its subsidiaries received cash dividends from Access BIDCO aggregating $134,250. Access BIDCO is a business and industrial development corporation, regulated by the Michigan Financial Institutions Bureau which is the same state agency which regulates state-chartered commercial banks and other state-chartered financial institutions. As a Michigan BIDCO, Access BIDCO is a non-depository financial institution engaged in making loans and providing other financing and management assistance to Michigan businesses as permitted under the Michigan BIDCO Act.

         Joseph D. Reid, Chairman and Chief Executive Officer of Access BIDCO, Incorporated serves as a director of Access BIDCO and its majority-owned subsidiary, Onset BIDCO. In his capacity as an executive officer of Access BIDCO, Mr. Reid received cash compensation in 1997 in the form of a salary in the amount of $122,187 (exclusive of a bonus of $24,937). Mr. Reid also owns 4.5% of the outstanding common stock of Access BIDCO. In addition to the relationship between Mr. Reid and Access BIDCO, Senior Vice President and Chief Financial Officer of Capitol Bancorp, Lee W. Hendrickson, serves as Vice President, Chief Financial Officer, and a director of Access BIDCO and its majority-owned subsidiary. Mr. Hendrickson received a salary from Access BIDCO for his services as an executive officer of Access BIDCO. Cristin Reid English, Vice President and General Counsel of Capitol Bancorp Ltd. is an employee, officer and a director of Access BIDCO and is a director of its majority-owned subsidiary. Ms. English, through Access BIDCO, performed certain services for Capitol Bancorp Ltd. in 1997 relating to formation of de novo banks and regulatory compliance. Ms. English is Mr. Reid's daughter.

         In conjunction with its business financing activities, Access BIDCO and Onset BIDCO have from time to time purchased loan participations from or sold participations to the Corporation's banks and have engaged in business financing transactions with such banks, consistent with efforts in engaging in tandem financing of Michigan businesses with banks and other financial institutions, including transactions with certain directors of the Corporation and/or businesses in which they are principal owner(s), directors or management. Any loans by Access BIDCO or Onset BIDCO purchased by the Corporation's banks on a participating basis or otherwise are subject to the banks' normal credit review and approval analysis procedures. Conversely, loans of the Corporation's banks purchased by Access BIDCO or Onset BIDCO on a participating basis or otherwise are subject to the normal credit review analysis and approval of Access and Onset.

         In addition to the foregoing, Access BIDCO leases office space from the Corporation and certain subsidiaries on a month-to-month basis at approximately $2,000 per month.


RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         BDO Seidman, LLP acted as independent auditors for the Corporation for the year ended December 31, 1997. Representatives of BDO Seidman, LLP will be present at the Meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so.


OTHER MATTERS

         The Board of Directors is not aware of any business to come before the Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, including matters relating to the conduct of the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of those voting the proxies.

MISCELLANEOUS

         The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telephone without additional compensation.

         The Corporation's 1997 Annual Report to Stockholders ("Annual Report") is being provided herewith. Any stockholder who does not receive a copy of the Annual Report may obtain a copy by writing the Corporation. The Annual Report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.


FORM 10-K

         A copy of the Corporation's 1997 Form 10-K, without exhibits, is available to stockholders without charge upon written request to: Capitol Bancorp Ltd., One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, Attention: Linda D. Pavona, Vice President.

         Form 10-K,  and  certain  other  periodic  filings,  are filed  with
the   Securities  and  Exchange  Commission (the "Commission").  The
Commission maintains an Internet web site that contains reports, proxy and information statements and other information regarding companies which file electronically (which includes the Corporation). The Commission's web site address is http:\\www.sec.gov. The Corporation's filings with the Commission can also be accessed through the Corporation's web site http:\\www.cbcl.com.


STOCKHOLDER PROPOSALS

         In order to be eligible for inclusion in the Corporation's proxy material for next year's annual meeting of stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's main office at One Business & Trade Center, 200 Washington Square North, Lansing, Michigan 48933, no later than November 23, 1998. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                        BY ORDER OF THE BOARD OF DIRECTORS



                                        JOSEPH D. REID
                                        ---------------------
                                        JOSEPH D. REID
                                        CHAIRMAN OF THE BOARD


LANSING, MICHIGAN
MARCH 13, 1998

                             CAPITOL BANCORP LTD.
                                                                  PROXY
                          One Business & Trade Center
                          200 Washington Square North
                               Lansing, MI  48933


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Joseph D. Reid and David O'Leary as Proxies, each with the power to appoint his substitute and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock of Capitol Bancorp Ltd. held of record by the undersigned on March 6, 1998 at the Annual Meeting of Shareholders to be held on April 30, 1998, or any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL:

1.  Election of Directors:
    [ ]  For all nominees listed                      [ ]  WITHHOLD AUTHORITY to vote for all nominees listed below
         (except as marked to the contrary)

          Louis G. Allen           Richard G. Dorner         H. Nicholas Genova       Leonard Maas
          Paul R. Ballard          Gary A. Falkenberg        Lewis D. Johns           Lyle W. Miller
          David L. Becker          Joel I. Ferguson          Michael L. Kasten        David O'Leary
          Robert C. Carr           Kathleen A. Gaskin        James R. Kaye            Joseph D. Reid
          Douglas E. Crist

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)
--------------------------------------------------------------------------------
2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.


               (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted "FOR" Proposal 1.





                                     Please sign this proxy exactly as your
                                     name appears on the  books of the company.
                                     Joint owners should each sign personally.
                                     Trustees and other fiduciaries should
                                     indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

                                     Date ______________________________ , 1998

                                     Signature _______________________________

                                     Signature if held jointly _______________

                                     PLEASE MARK, SIGN, DATE AND RETURN THE
                                     PROXY  CARD PROMPTLY USING THE ENCLOSED
                                     ENVELOPE.

                                     PLEASE INDICATE WHETHER YOU PLAN TO
                                     ATTEND THE ANNUAL MEETING OF STOCKHOLDERS
                                                  [ ]  WILL ATTEND
                                                  [ ]  WILL NOT ATTEND

                              INDEX TO EXHIBITS



EXHIBIT NO.                   DESCRIPTION
-----------                   -----------

  EX-13                       ANNUAL REPORT